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                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY

MANAGEMENT SUBSCRIPTION AND CONTRIBUTION AGREEMENT, dated as of April 7, 2004 (this "Agreement"), by and among AC SAFETY HOLDING CORP., a Delaware corporation (the "Corporation"), and the PURCHASER set forth on the signature page hereto (the "Purchaser").

                                    RECITALS

     WHEREAS, pursuant to the Agreement and Plan of Merger dated as of March 10, 2004 (as amended, supplemented or restated from time to time, the "Merger Agreement"), by and among the Corporation, its wholly owned subsidiary AC Safety Acquisition Corp., a Delaware corporation ("Acquisition"), and Aearo Corporation, a Delaware corporation ("Aearo"), Acquisition will merge with and into Aearo, with Aearo being the surviving corporation and a wholly owned subsidiary of the Corporation (the "Merger");

     WHEREAS, in connection with the Merger, the Purchaser desires to contribute, assign, convey, transfer and deliver to the Corporation, and the Corporation desires to purchase, the number of shares of common stock, par value $0.01 per share, of Aearo set forth on the signature page hereto (the "Contributed Shares") valued at the dollar amount listed immediately below the Contributed Shares number on the signature page hereto, subject to the terms and conditions set forth herein;

     WHEREAS, in connection with the Merger, the Corporation desires to issue to the Purchaser, and the Purchaser desires to purchase from the Corporation, the number of shares set forth on the signature page hereto of (i) the Corporation's common stock, $0.01 par value per share (the "Common Stock"), and (ii) the Corporation's Series A Preferred Stock, $0.01 par value per share (the "Preferred Stock"), in return for the Contributed Shares and certain additional cash consideration, if any, set forth on the signature page hereto (the "Additional Cash Consideration") and subject to the terms and conditions set forth herein;

     WHEREAS, in connection with the Merger, the Corporation has established the AC Safety Holding Corp. 2004 nonqualified deferred compensation plan for the benefit of certain employees of the Corporation (the "Deferred Compensation Plan");

     WHEREAS, in connection with the Merger and as consideration for the Purchaser's employment with the Corporation, the Corporation has determined to give the Purchaser a bonus in the amount set forth on the signature page hereto (the "Transaction Bonus") payable by crediting the Purchaser's Deferred Compensation Account, as established under the Deferred Compensation Plan, with Deferred Common Stock Units and Deferred Preferred Stock Units in the amounts set forth on the signature page hereto; and

     WHEREAS, the Purchaser agreed to enter into this Agreement as an inducement for the Corporation to enter into the Merger Agreement and the other agreements contemplated thereby and the Purchaser hereby agrees to be bound by the terms and provisions hereof, including, without limitation, the restrictions contained herein, as an inducement for the Corporation to

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enter into this Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement.

     NOW THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Corporation and the Purchaser hereby agree as set forth below.

                                    ARTICLE I

                  PURCHASE AND SALE OF THE SECURITIES; CLOSING

1.1  AUTHORIZATION OF ISSUANCE AND SALE OF THE PURCHASED SECURITIES.

     Subject to the terms and conditions hereof, the Corporation has authorized the issuance, sale and delivery to the Purchaser of the number of shares of Common Stock and Preferred Stock as set forth on the signature page hereto (collectively, the "Purchased Securities").

1.2 ISSUANCE AND SALE OF THE PURCHASED SECURITIES; APPLICATION OF TRANSACTION BONUS; ISSUANCE OF DEFERRED UNITS.

     (a) In accordance with, and subject to, the provisions of this Agreement, at the Closing (as such term is defined in the Merger Agreement), (i) the Purchaser shall contribute, assign, transfer, convey and deliver to the Corporation the Contributed Shares, free and clear of all encumbrances and the Corporation shall acquire the Contributed Shares for the consideration set forth in this Section 1.2, (ii) to the extent applicable, the Purchaser shall pay to the Corporation, in the manner provided in Section 1.3, the Additional Cash Consideration, and (iii) in consideration for "(i)" and "(ii)", the Corporation shall issue, sell and deliver to the Purchaser, as consideration for the Contributed Shares and the Additional Cash Consideration, the Purchased Securities.

     (b) In accordance with, and subject to, the provisions of this Agreement, at the Closing, the Corporation shall grant to the Purchaser the Transaction Bonus, as consideration for the Purchaser's commitment to acquire the Purchased Securities and for other good and valuable consideration, by crediting the Purchaser's Deferred Compensation Account and crediting such Deferred Compensation Account with Deferred Common Stock Units and Deferred Preferred Stock Units (collectively, the "Deferred Units") in amounts equal to the amounts set forth on the signature page hereto.

     (c) Subject to the terms and conditions contained in this Agreement, each party shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under all applicable laws, in order to consummate the transactions contemplated by this Agreement.

1.3  CLOSING; CONDITIONS.

     (a) The Closing shall occur at the offices of O'Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, New York 10036. The Closing shall occur immediately


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prior to the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

     (b) At the Closing, the Corporation shall:

          (i) deliver to the Purchaser a counterpart to this Agreement duly executed by the Corporation;

          (ii) deliver to the Purchaser a counterpart to the Stockholders' Agreement, dated as of the date hereof (the "Stockholders' Agreement"), among the Corporation and the other parties thereto, duly executed by the Corporation;

          (iii) a counterpart to the Buyer Support Agreement, dated as of the Closing Date (the "Buyer Support Agreement"), among the Corporation, Bear Stearns Merchant Banking Partners II, L.P., Vestar Equity Partners, L.P. and the other stockholders of the Corporation whose names are set forth on the signature pages thereto;

          (iv) deliver to the Purchaser certificates representing the Purchased Securities being purchased by the Purchaser registered in the name of the Purchaser; and

          (v) credit the Purchaser's Deferred Compensation Account with Deferred Common Stock Units and Deferred Preferred Stock Units in amounts equal to the amounts set forth on the signature page hereto.

     (c) At the Closing, the Purchaser shall deliver to the Corporation:

          (i) a counterpart to this Agreement duly executed by such Purchaser;

          (ii) a counterpart to the Stockholders' Agreement;

          (iii) if applicable, a Spousal Acknowledgment and Consent as required by the Stockholders' Agreement duly executed by the spouse of the Purchaser;

          (iv) a counterpart to the Buyer Support Agreement;

          (v) one or more certificates representing the number of Contributed Shares set forth on the signature page hereto duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, free and clear of any and all encumbrances, sufficient in form and substance to convey to the Corporation title to the Contributed Shares (or an affidavit of lost certificate with respect to such Contributed Shares in form and substance reasonably satisfactory to the Corporation); and

          (vi) to the extent applicable, the Additional Cash Consideration, by wire transfer of immediately available funds to an account designated by the Corporation within two days prior to the Closing.


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1.4  SECTION 351 TRANSACTION.

     The Corporation and the Purchaser agree that the transaction effected hereby is entered into in connection with the transaction contemplated by (i) the Merger Agreement, (ii) the Securities Purchase Agreement, dated as of the date hereof, by and among the Corporation and the Purchasers parties thereto,
(iii) the Management Contribution Agreements, dated as of the date hereof, by and between the Corporation and the Contributors whose names are set forth on the signature pages thereto and (iv) the Management Subscription and Contribution Agreements, dated as of the date hereof, by and between the Corporation and the Purchasers whose names are set forth on the signature pages thereto (collectively, the "Related Transactions"), and is intended to, together with the Related Transactions, constitute a single transaction under Section 351 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, "Section 351"), so that the Purchasers, along with any other party receiving shares of capital stock in the Corporation pursuant to the Related Transactions, are treated as contributing property to the Corporation in exchange for its shares of capital stock and controlling the Corporation under Section 351 immediately after the Related Transactions are effected. The Corporation and the Purchaser shall report the transaction effected hereby as a contribution under Section 351, and not take any position inconsistent with such treatment.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     As a material inducement to the Purchaser to enter into and to perform its respective obligations under this Agreement, the Corporation represents and warrants to the Purchaser as of the date hereof as set forth below.

2.1  ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

     The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted. The Corporation is qualified or licensed to do business and is in good standing in every jurisdiction in which the failure to so qualify, be licensed or be in good standing, individually or in the aggregate, could have a material adverse effect on the Corporation.

2.2  AUTHORIZATION.

     (a) The Corporation has all requisite power and authority to execute and deliver this Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement, and the transactions contemplated hereby. This Agreement has been duly authorized by all necessary action (corporate or otherwise) on the part of the Corporation and this Agreement has been duly executed and delivered by the Corporation and constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms and conditions, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


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     (b) The authorization, issuance, sale and delivery of the Purchased
Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan have been duly authorized by all requisite action of the Corporation's board of directors (the "Board"). The Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any encumbrances whatsoever and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto, in each case, created by the Corporation, other than as contemplated by the Stockholders' Agreement.

     (c) The execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby shall not (i) violate any law applicable to the Corporation or any of its assets or
(ii) conflict with, or result in any breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration, or result in the creation of any encumbrance (x) upon any of the Corporation's assets or (y) under any provision of (A) the Corporation's certificate of incorporation or bylaws, (B) any permit or (C) any other contract to which the Corporation is a party or by which its assets is or may be bound. The Corporation has not been and is not required to give any notice to, or make any filing with, any Governmental Authority or any other Person, or obtain any permit, in each case, for the valid execution, delivery and performance by the Corporation.

2.3  CAPITALIZATION OF THE CORPORATION.

     (a) Immediately after the Closing, the authorized capital stock of the Corporation shall consist of 4,000,000 shares, of which (i) 3,849,999 shares will be Common Stock, of which (A) 2,510,499 shares will be issued and outstanding, fully paid and nonassessable and (B) 633,923 shares will be reserved for issuance pursuant to the Corporation's 2004 Stock Incentive Plan,
(ii) one share will be Class A Common Stock, of which one share will be issued and outstanding, fully paid and nonassessable, and (iii) 150,000 shares of preferred stock, $0.01 par value per share, of which 76,000 shares will be designated as Series A Preferred Stock, 75,188 shares of which will be issued and outstanding, fully paid and nonassessable.

     (b) Except as described in Section 2.3(a) and as contemplated by the Stockholders' Agreement, there are no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation is or may become obligated to issue or sell any shares of its capital stock or other securities or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Corporation.

2.4  OFFERING EXEMPTION.

     Assuming the accuracy of the representations and warranties of the Purchaser made in Article III, the offering, sale and issuance of the Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan have been, are, and will be, exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Securities Act"), and such offering, sale and issuance is also exempt from registration under applicable state securities and "blue sky" laws.


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                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As a material inducement to the Corporation to enter into and perform its obligations under this Agreement, the Purchaser represents and warrants as to the Corporation as of the date hereof as set forth below.

3.1  VALID TITLE; POWER AND AUTHORITY; NO CONFLICTS.

     (a) The Purchaser beneficially owns and has valid title of record to the Contributed Shares, free and clear of any encumbrance, subject only to restrictions as to marketability imposed by securities laws.

     (b) Subject only to restrictions as to marketability imposed by securities laws, the Purchaser has full right, power, authority and capacity and all approvals required by law, if any, to sell, transfer, assign and deliver the Contributed Shares hereunder and to enter into this Agreement, and the Corporation will acquire valid title to the Contributed Shares, free and clear of any encumbrance, upon the consummation of the transactions contemplated by this Agreement.

     (c) The Purchaser has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and to perform and consummate such Purchaser's obligations hereunder. This Agreement and the performance of the Purchaser's obligations hereunder, have been duly authorized by all requisite action on the part of the Purchaser, and this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     (d) The execution, delivery and performance by the Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, shall not (i) violate any law applicable to the Purchaser or any of its assets or (ii) conflict with, or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or give rise to any right of termination, cancellation or acceleration or result in the creation of any encumbrance upon any of the assets of the Purchaser, the Purchaser's organizational documents, to the extent applicable, any permit, any contracts to which the Purchaser is a party or by which it or any of the Purchaser's assets is or may be bound, in each case, which would prohibit the Purchaser from consummating the transactions contemplated hereby. The Purchaser has not been or is not required to give any notice to, or make any filing with, any Governmental Authority or any other Person, or obtain any permit, in each case, for the valid execution, delivery and performance by the Purchaser of this Agreement.

3.2  CERTAIN INVESTMENT REPRESENTATIONS.


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     (a) The Purchaser is an "accredited investor" as that term is defined in
Rule 501(a) of Regulation D under the Securities Act.

     (b) The Purchaser is acquiring the Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan for investment for the Purchaser's own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof except in compliance with the Stockholders' Agreement and as permitted by law, including without limitation the Securities Act. The Purchaser does not have any present intent to resell or distribute all or any part of the Purchased Securities or the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan. If the Purchaser is a corporation, trust, partnership or other organization, it was not organized for the specific purpose of acquiring the Purchased Securities or the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan.

     (c) The Purchaser has been advised that the Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan have not been registered under the Securities Act, that the Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan may not be sold or otherwise disposed of unless they are registered thereunder or an exemption from registration is available and that accordingly the Purchaser may be required to bear the economic risk of the investment in the Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan for an indefinite period of time. The Purchaser also understands that the Corporation does not have any intention of registering the Purchased Securities or the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan, in either case, under the Securities Act or of supplying the information which may be necessary to enable the Purchaser to sell the Purchased Securities or the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan pursuant to Rule 144 under the Securities Act.

     (d) The Purchaser has been given the opportunity to obtain any information or documents, and to ask questions and receive answers about such documents, the Corporation and its subsidiaries and the business and prospects of the Corporation and its subsidiaries (including, without limitation, the transactions to be consummated pursuant to the terms of the Merger Agreement), as it deems necessary to evaluate the merits and risks related to its investment in the Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan and no representations concerning such matters or any other matters related to such investment have been made to the Purchaser except as set forth in this Agreement. The Purchaser has had the opportunity to consult its own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Purchaser, including the tax and other economic considerations related to the investment.

     (e) The Purchaser (i) has knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of the purchase of the Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan as contemplated by this Agreement, (ii) understands and has taken cognizance of all risk factors related to the purchase of the Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan and (iii) is able to bear the economic risk of the investment in the Purchased Securities and


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the securities issuable with respect to the Purchaser's benefits under the
Deferred Compensation Plan for an indefinite period of time and can afford to suffer a complete loss of the investment in such Purchased Securities and securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan.

     (f) The Purchaser has been informed that the offer of the Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan is being made pursuant to an exemption from the registration requirements of the Securities Act relating to transactions by an issuer not involving a public offering, and that, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission or any other Governmental Authority.

     (g) The Purchaser is not subscribing for the Purchased Securities or the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a Person not previously known to the Purchaser in connection with investments in securities generally.

     (h) Each party hereby acknowledges, to the extent applicable, that simultaneous with the consummation of the transactions contemplated by the Merger Agreement, including without limitation the transactions contemplated by this Agreement, the Purchaser Loan Balance (as hereinafter defined) shall be repaid in full by wire transfer of immediately available funds and/or by directing Aearo to set off and net such Purchaser Loan Balance against any amounts the Purchaser would otherwise be entitled to receive in connection with the Merger to the Corporation, on behalf and in the name of the Corporation. For purposes of this Section 3.2(h), the "Purchaser Loan Balance" shall mean the outstanding principal amount and interest owed by the Purchaser to the Corporation pursuant to a promissory note executed pursuant to an Executive Security Purchase Agreement in connection with the purchase of the Contributed Shares by the Purchaser in the amount set forth on the signature page hereto adjacent to the words "Purchaser Loan Balance."

     (i) The Purchaser shall have no rights as a stockholder of the Corporation with respect to the shares of Common Stock and Preferred Stock issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan unless and until those securities are actually issued in the name of the Purchaser and delivered to the Purchaser upon or after the time that such benefits become payable to the Purchaser in accordance with the terms of the Deferred Compensation Plan. Further, the Purchaser acknowledges that the aggregate value of the shares of Common Stock and Preferred Stock delivered to the Purchaser with respect to the Purchaser's benefits under the Deferred Compensation Plan, when such securities are delivered to the Purchaser in accordance with the terms of the Deferred Compensation Plan, may be less than the aggregate value, as of the date hereof, of the shares of Common Stock and Preferred Stock issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan.

                                   ARTICLE IV

                       SECURITIES LAW COMPLIANCE; LEGENDS


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4.1  RESTRICTIVE LEGENDS.

     (a) The Purchaser hereby acknowledges and agrees that the Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan shall be subject to the Stockholders' Agreement and the repurchase rights contained therein.

     (b) The Purchased Securities and the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan shall be subject to the Stockholders' Agreement, including, without limitation, the legending requirements set forth therein and shall bear the following legends:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY, IN THE OPINION OF COUNSEL, OF AN EXEMPTION FROM REGISTRATION THEREUNDER."

4.2  REMOVAL OF LEGENDS, ETC.

     Except as otherwise set forth in the Stockholders' Agreement, the legends and restrictions imposed by Section 4.1 shall cease and terminate when (a) the Purchased Securities or the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or are sold or otherwise disposed of in a transaction which does not require that the securities transferred bear the legends set forth in Section 4.1, or (b) the holder of the Purchased Securities or the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan has met the requirement for transfer of such securities pursuant to the Securities Act. Whenever the restrictions imposed by Section 4.1 shall terminate, as herein provided, the holder of the Purchased Securities or the securities issuable with respect to the Purchaser's benefits under the Deferred Compensation Plan shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 4.1 and not containing any other reference to the restrictions imposed by Section 4.1.

                                    ARTICLE V

                        NON-COMPETITION; NON-SOLICITATION

5.1  NON-COMPETITION.


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     (a) As an inducement for the Corporation entering into the Merger
Agreement, as consideration for the right to make the investment contemplated by this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned Purchaser hereby covenants and agrees that during the period commencing on the Closing Date and ending on the third anniversary thereof (the "Non-Compete Termination Date," and such period (as may be extended pursuant to Section 5.1(b)) below, the "Non-Compete Period"), such Purchaser will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with the business of the Corporation or any of its subsidiaries or any group, division or affiliate of the Corporation who is engaged in the same business or businesses as the Corporation or any of its affiliates (the "Restricted Group") at any time during the Non-Compete Period. For purposes of this Section 5.1, a business will be deemed to be in competition with the Restricted Group if, at any time during the Non-Compete Period, it is involved in the sale, or other dealing in any property or the rendering of any service sold, dealt in or rendered by the Restricted Group as a part of the business of the Corporation or any of its subsidiaries during the Non-Compete Period within the same geographic area in which the Restricted Group effects such sales or dealings or renders such services. Nothing in this Section 5.1 will be construed so as to preclude the Purchaser from (a) investing in any publicly-held company, provided his beneficial ownership of any class of such company's securities does not exceed 5% of the outstanding securities of such class, (b) working in any sector of the safety industry where neither the Corporation nor any subsidiary thereof is (i) marketing or manufacturing products or (ii) to the knowledge of the Purchaser, acquiring, establishing or planning to acquire or establish a company that markets or manufactures such products in that sector of the market or (c) working for any employer if (i) such employer's aggregate revenues during the then immediately preceding twelve (12) months derived from operations which are in competition with the Restricted Group represent less than 10% of such employer's gross revenues and the Purchaser does not provide any services directly or indirectly for such competing operations or (ii) the Restricted Group has de minimis revenues resulting from businesses that are in competition with such employer.

     (b) The Corporation may extend the Non-Compete Termination Date to the fifth anniversary of the Closing Date in the event that the Corporation repurchases all of the Purchased Securities from the Purchaser prior to the fifth anniversary of the Closing Date. Notwithstanding the foregoing, the Corporation may only exercise its right to extend the Non-Compete Period if it pays the cash purchase price for the Purchased Securities within 60 days of (i) the repurchase of such shares by the Corporation or (ii) the determination of the fair market value of such shares (as determined by the Board in good faith).

5.2  NON-SOLICITATION.

     As an inducement for the Corporation entering into the Merger Agreement, as consideration for the right to make the investment contemplated by this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, received in connection with the Merger, the undersigned Purchaser hereby covenants and agrees that during the period commencing on the Closing Date and ending five (5) years from such date (the "Non-Solicit Termination Date"), such Purchaser hereby will not, directly or indirectly, on his own


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behalf or on behalf of any Person, firm or company, hire any Person who has been employed by any member of the Restricted Group at any time during the twenty-four (24) months immediately preceding such hiring, or solicit or induce any such employee or any customer of the Restricted Group to leave the employ of, or cease doing business with, as applicable, the Restricted Group, or interfere, in any material way, with the business of the Restricted Group. For purposes of clarification, this Section 5.2 shall not apply to any action taken solely by any of the Purchaser's employers following the date of written notice of such Purchaser's termination of employment if (i) such Purchaser did not provide any assistance or recommendation for the benefit of such future employer relating to the solicitation or hiring of any Person referred to above and (ii) such Person referred to above does not become employed by the same division, department or group within such future employer in which the Purchaser is employed and does not report to the Purchaser.

5.3  REASONABLENESS.

     The Purchaser hereby agrees that the covenants set forth in this Article V are reasonable under the circumstances and will not interfere with his ability to earn a living or to otherwise meet his financial obligations. The Purchaser further acknowledges that he has experience and expertise in industries and businesses other than those that compete, either directly or indirectly, with the Restricted Group and that the restrictions contained in this Article V will not interfere with or otherwise impair the Purchaser's ability to earn a living or to otherwise meet his financial obligations in such other industries or businesses. The Purchaser believes that he has received sufficient consideration and other benefits hereunder and in connection with the Merger to clearly justify the restrictions contained in this Article V which, in any event (given the Purchaser's education, skills and ability and his substantial experience in industries other than that of the Restricted Group), the Purchaser does not believe would prevent him from otherwise earning a living. The Purchaser has carefully considered the nature and extent of the restrictions placed upon him by this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory and do not confer a benefit upon the Company disproportionate to the detriment of the Purchaser. The Purchaser and the Corporation agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court will have the right, power and authority to excise and modify such provision or provisions of this covenant as so amended. The Purchaser agrees that any breach of the covenants contained in this Article V would irreparably injure the Corporation. Accordingly, the Purchaser agrees that the Corporation may, in addition to pursuing any remedies it may have in law or in equity, cease making any payments to the Purchaser otherwise required by any contract between the Corporation and the Purchaser and obtain an injunction against the Purchaser from any court having competent jurisdiction over the matter restraining any further violation of this Article V. The Purchaser acknowledges and agrees that, in the event of a termination of his employment with the Corporation or any of its subsidiaries, this Article V will remain in force and effect and he will remain bound by such provisions in accordance with their terms. The parties acknowledge and agree that the covenants and agreements set forth in this Article V shall in no way affect, restrict, impair or otherwise limit any other covenants or agreements between the Purchaser and the Corporation or any of its subsidiaries that relate to the same or similar subject matter as this Article V and have been entered into on or prior to the Closing Date.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1  DEFINITIONS.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Deferred Compensation Plan.

6.2  PURCHASER'S EMPLOYMENT.

     Nothing in this Agreement shall confer upon the Purchaser any right to continue in the employ of the Corporation or any of its Affiliates or interfere in any way with the right of the Corporation or its Affiliates, as the case may be, in its sole discretion, to terminate the Purchaser's employment or to increase or decrease the Purchaser's compensation at any time.

6.3  NO THIRD PARTY BENEFICIARIES.

     Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives and heirs and estates.

6.4  ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the transactions contemplated hereby.

6.5  SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Corporation may not assign any of its rights under this Agreement without the express prior written consent of the Purchaser.

6.6  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

6.7  NOTICES.

     All notices or other communications which are required or otherwise delivered hereunder shall be deemed to be sufficient and duly given if contained in a written instrument and (a) personally delivered or sent by facsimile; (b) sent by nationally-recognized overnight courier guaranteeing next business day delivery; or (c) sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          (i) if to the Corporation, to:

               AC Safety Holding Corp.
               c/o Bear Stearns Merchant Banking
               383 Madison Avenue, 40th Floor
               New York, NY 10179
               Attention: Mr. Douglas Korn
               Telephone: (212) 272-2000
               Facsimile: (212) 272-7425;

               with a copy to:

               O'Melveny & Myers LLP
               Times Square Tower
               7 Times Square
               New York, NY 10036
               Attention: Adam K. Weinstein, Esq.
               Telephone: (212) 408-2400
               Facsimile: (212) 408-2420;

          (ii) if to the Purchaser, to the Purchaser at the address set forth on the signature page hereto;

               with a copy to:

               Katten Muchin Zavis Rosenman
               525 W. Monroe Street
               Suite 1600
               Chicago, IL 60661
               Attention: David R. Shevitz, Esq.
               Telephone: (312) 902-5257
               Facsimile: (312) 577-8768

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by facsimile, (ii) on the first business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery and (iii) on the fifth business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

6.8  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law, provision or rule (whether of the State of Delaware) or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.9  AMENDMENTS.

     This Agreement may be modified, supplemented or amended only by a written instrument executed by all parties hereto.

6.10 HEADINGS.

     The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

6.11 FURTHER ASSURANCES.

     At all times on and after the date hereof, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other documents or instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

6.12 SEVERABILITY.

     If any particular provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

                                    * * * * *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CORPORATION:

                                        AC SAFETY HOLDING CORP.


                                        By: /s/ Douglas R. Korn
                                            ------------------------------------
                                        Name: Douglas R. Korn
                                        Title: President


                                        THE PURCHASER:


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------

                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                        Contributed Shares:
                                                            --------------------

                                        Dollar Value of
                                        Contributed Shares:
                                                            --------------------

                                        Additional Cash
                                        Consideration:
                                                       -------------------------

                                        AC Safety Holding
                                        Corp. Common Stock:
                                                            --------------------

                                        AC Safety Holding
                                        Corp. Preferred Stock:
                                                               -----------------

                                        Transaction Bonus:
                                                           ---------------------

                                        Deferred Common
                                        Stock Units:
                                                     ---------------------------

                                        Deferred Preferred
                                        Stock Units:
                                                     ---------------------------

                                        Purchaser Loan Balance:
                                                                ----------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CORPORATION:

                                        AC SAFETY HOLDING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE PURCHASER:


                                        /s/ D. Garrad Warren III
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------

                                        Address: 8888 Pickwick Drive
                                                 Indianapolis, IN 46260

                                        Contributed Shares: 600

                                        Dollar Value of
                                        Contributed Shares: $749,977

                                        Additional Cash
                                        Consideration: $143,174

                                        AC Safety Holding
                                        Corp. Common Stock: 22,329

                                        AC Safety Holding
                                        Corp. Preferred Stock: 670

                                        Transaction Bonus: $295,550

                                        Deferred Common
                                        Stock Units: 7,388

                                        Deferred Preferred
                                        Stock Units: 221

                                        Purchaser Loan Balance: $249,070

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CORPORATION:

                                        AC SAFETY HOLDING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE PURCHASER:


                                        /s/ Jeffrey S. Kulka
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------

                                        Address: 5291 Woodfield Drive South
                                                 Carmel, Indiana 46033

                                        Contributed Shares: 50

                                        Dollar Value of
                                        Contributed Shares: $62,498

                                        Additional Cash
                                        Consideration: $0

                                        AC Safety Holding
                                        Corp. Common Stock: 1,562

                                        AC Safety Holding
                                        Corp. Preferred Stock: 47

                                        Transaction Bonus: $637,502

                                        Deferred Common
                                        Stock Units: 15,938

                                        Deferred Preferred
                                        Stock Units: 478

                                        Purchaser Loan Balance: $0

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CORPORATION:

                                        AC SAFETY HOLDING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE PURCHASER:


                                        /s/ James M. Phillips, Trustee
                                        ----------------------------------------


                                        /s/ Carole E. Phillips, Trustee
                                        ----------------------------------------
                                        Name: James M. Phillips and
                                              Carol E. Phillips, Trustees of the
                                              James M. Phillips Trust
                                              dated December 19, 2000

                                        Address: 12121 Woods Bay Place
                                                 Carmel, Indiana 46033

                                        Contributed Shares: 500

                                        Dollar Value of
                                        Contributed Shares: $624,981

                                        Additional Cash
                                        Consideration: $0

                                        AC Safety Holding
                                        Corp. Common Stock: 15,625

                                        AC Safety Holding
                                        Corp. Preferred Stock: 469

                                        Transaction Bonus: $75,019

                                        Deferred Common
                                        Stock Units: 1,875

                                        Deferred Preferred
                                        Stock Units: 56

                                        Purchaser Loan Balance: $36,367